                   AS FILED WITH THE SEC ON OCTOBER 6, 2006

                                                      REGISTRATION NO. 33-61143
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                      POST-EFFECTIVE AMENDMENT NO. 13 TO
                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                         PRUCO LIFE INSURANCE COMPANY
                          (Exact Name of Registrant)

                                    ARIZONA
        (State or other jurisdiction of incorporation or organization)

                                   22-194455
                    (I.R.S. Employer Identification Number)

                       C/O PRUCO LIFE INSURANCE COMPANY
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802-7333
         (Address and telephone number of principal executive offices)

                               -----------------

                               THOMAS C. CASTANO
                                   SECRETARY
                         PRUCO LIFE INSURANCE COMPANY
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802-4708
          (Name, address, and telephone number of agent for service)

                                  Copies to:

                            C. CHRISTOPHER SPRAGUE
                       VICE PRESIDENT, CORPORATE COUNSEL
                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973)802569976

================================================================================

Approximate date of commencement of proposed sale to the public--Immediately upon effectiveness

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:............................................................. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box........... [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering...... [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering............................................ [_]

If this Form is a registration statement pursuant to General Instruction
I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the
Securities Act, check the following box.................................... [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b)
under the Securities Act, check the following box.......................... [_]

                        CALCULATION OF REGISTRATION FEE

              TITLE OF EACH                                 PROPOSED     PROPOSED MAXIMUM  AMOUNT OF
           CLASS OF SECURITIES             AMOUNT TO BE MAXIMUM OFFERING    AGGREGATE     REGISTRATION
            TO BE REGISTERED               REGISTERED*  PRICE PER UNIT*   OFFERING PRICE     FEE**
           -------------------             ------------ ---------------- ---------------- ------------
Market-value adjustment annuity contracts
(or modified guaranteed annuity contracts) $500,000,000                    $500,000,000       -0-

--------
*   Securities are not issued in predetermined units

** Registration fee for these securities in the amount of $172,413.79 was paid at the time the securities were originally registered on Form S-1 as filed by Pruco Life Insurance Company on July 19, 1995.

    Prudential Investment Management Services LLC, the principal underwriter of these contracts under a "best efforts" arrangement, will be reimbursed by Pruco Life Insurance Company for its costs and expenses incurred in connection with the sale of these contracts.

                                     Note:

Registrant is filing this Post-Effective Amendment No. 13 to the Registration Statement for the purpose of including in the Registration Statement a Prospectus supplement, which reflects certain changes pertaining to the underlying funds. The Part 1 that was filed as part of Post-Effective Amendment No. 12 with the SEC on April 19, 2006 as supplemented May 1, 2006, August 4, 2006 and August 8, 2006 is hereby incorporated by reference. Other than as set forth herein, this post-effective amendment to the registration statement does not amend or delete any other part of the registration statement.

                         Pruco Life Insurance Company

                        Strategic Partners Annuity One

                            Strategic Partners Plus

                          Strategic Partners Advisor

                         Strategic Partners FlexElite

                           Strategic Partners Select

                      Supplement, dated November 20, 2006
                                      To
                        Prospectuses, dated May 1, 2006

   This supplement reflects certain changes to the underlying mutual funds as well as disclosure reflecting the maximum charge for the Guaranteed Minimum Income Benefit ("GMIB") available under Strategic Partners Annuity One, Strategic Partners Plus, and Strategic Partners FlexElite.

In the Summary of Contract Expenses section of the prospectus for each of Strategic Partners Annuity One and Strategic Partners Plus, we revise the line item pertaining to GMIB to read as follows:

Maximum Annual Guaranteed Minimum Income Benefit Charge and Charge Upon
Certain Withdrawals - as a percentage of average GMIB Protected Value     1.00%

Annual Guaranteed Minimum Income Benefit Charge and Charge Upon Certain Withdrawals - as a percentage of average GMIB Protected Value (current
charge)                                                                   0.25%

In the Summary of Contract Expenses section of the prospectus for Strategic Partners FlexElite, we revise the line item pertaining to GMIB to read as follows:

Maximum Annual Guaranteed Minimum Income Benefit Charge and Charge Upon
Certain Withdrawals - as a percentage of average GMIB Protected Value     1.00%

Annual Guaranteed Minimum Income Benefit Charge and Charge Upon Certain Withdrawals - as a percentage of average GMIB Protected Value (current
charge)                                                                   0.45%

In Section 2 of each prospectus, we make the following change to the chart setting forth a brief description of each variable investment option, to reflect a subadviser name change:

  . SP Small Cap Value Portfolio, AST Small Cap Value Portfolio, and Prudential Series Fund Equity Portfolio. Salomon Brothers Asset Management will change its name to ClearBridge Advisers LLC, effective in December 2006.

In section 2 of each prospectus, we revise the investment objectives/policies section, and portfolio adviser/sub-adviser section for two Portfolios to read as follows. These new descriptions reflect the addition of sub-advisers as well as revisions to non-fundamental investment policies:

     .   SP LSV International Value Portfolio:

                                                                PORTFOLIO
   STYLE/                                                       ADVISER/
    TYPE            INVESTMENT OBJECTIVES/POLICIES             SUB-ADVISER
   ------     -------------------------------------------  --------------------
International SP International Value Portfolio (formerly   LSV Asset
   Equity     SP LSV International Value Portfolio):       Management,
              seeks capital growth. The Portfolio          Thornburg Investment
              normally invests at least 80% of the         Management, Inc.
              Portfolio's investable assets (net assets plus borrowings made for investment purposes) in the equity securities of companies in developed countries outside the United States that are represented in the MSCI EAFE Index.

  .   SP William Blair International Growth Portfolio

                                                                   PORTFOLIO
   STYLE/                                                          ADVISER/
    TYPE               INVESTMENT OBJECTIVES/POLICIES             SUB-ADVISER
   ------     ------------------------------------------------  ---------------
International SP International Growth Portfolio (formerly, SP   Marsico Capital
   Equity     William Blair International Growth Portfolio):    Management LLC,
              seeks long-term capital appreciation. The         William Blair &
              Portfolio invests primarily in equity-related     Company, LLC
              securities of foreign issuers. The Portfolio invests primarily in the common stock of large and medium-sized foreign companies, although it may also invest in companies of all sizes. Under normal circumstances, the Portfolio invests at least 65% of its total assets in common stock of foreign companies operating or based in at least five different countries, which may include countries with emerging markets. The Portfolio looks primarily for stocks of companies whose earnings are growing at a faster rate than other companies or which offer attractive growth potential.

   This prospectus supplement is intended to amend the prospectus for the annuity you own, and is not intended to be a prospectus or offer for any annuity listed here that you do not own.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees

Pruco Life registered $500 million of interests in the market value adjusted annuity contracts described in this registration statement. Pruco Life has paid $172,413.79 to the SEC for the registration fees required under the Securities Act of 1933.

Federal Taxes

Pruco Life Insurance Company estimates the federal tax effect associated with the deferred acquisition costs attributable to receipt of $10 million of purchase payments over a two year period to be approximately $37,000.

State Taxes

Pruco Life estimates that approximately $2,000 in premium taxes will be owed upon receipt of purchase payments under the contracts, and that additional premium taxes in the approximate amount of $20,000 would be owed if $10 million of purchase payments were applied to annuity options.

Printing Costs

Pruco Life estimates that the cost of printing prospectuses for the amount of securities registered herein will be approximately $46,106.

Legal Costs

This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life.

Accounting Costs

PricewaterhouseCoopers LLP, the independent registered public accounting firm that audits Pruco Life's financial statements, charges approximately $10,000 in connection with each filing of this registration statement with the Commission.

Premium Paid to Indemnify Officers

Officers and Directors of Pruco Life Insurance Company are indemnified under a policy that also covers officers and directors of other entities controlled by Prudential Financial, Inc. A portion of the cost of that policy is attributed to Pruco Life.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

Arizona, the state of organization of Pruco Life Insurance Company ("Pruco"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et. seq. of the Arizona Statutes Annotated. The text of Pruco's By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to its form 10-Q filed August 15, 1997.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a)  EXHIBITS

(1) Form of a Distribution Agreement between Prudential Investment Management Services, Inc., "PIMS" (Principal Underwriter) and Pruco Life Insurance Company (Depositor). (Note 2)

(4)  (a)     Discovery Select Variable Annuity Contract (Note 3)

     (b)     Strategic Partners Select Variable Annuity Contract (Note 4)

(5) Opinion of Counsel as to the legality of the securities being registered. (Note 5)

(23) Written Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm. (Note 1)

(24) Powers of Attorney:

     (a) James J. Avery Jr., Helen M. Galt, Bernard J. Jacob, Ronald P. Joelson, David R. Odenath (Note 2)

     (b)     Scott D. Kaplan, Tucker I. Marr (Note 1)

--------
(Note 1)   Filed herewith.

(Note 2)   Incorporated by reference to Post Effective Amendment No. 4 on
           Form S-1, Registration No. 33-61143, filed April 15, 1999, on behalf the Pruco Life Insurance Company.

(Note 3)   Incorporated by reference to Registrant's Form S-1, filed July 19,
           1995.

(Note 4) Incorporated by reference to initial Registration on Form N-4, Registration No. 333-52754, filed December 26, 2000 on behalf of the Pruco Life Flexible Premium Variable Annuity Account.

(Note 5) Incorporated by reference to Post-Effective Amendment No. 12 on Form S-3, Registration No. 33-61143, filed April 19, 2006 on behalf of this Registrant.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf on this 6th day of October, 2006.

                                   PRUCO LIFE INSURANCE COMPANY
                                   (Registrant)

Attest: /s/ THOMAS C. CASTANO      By: /s/ SCOTT D. KAPLAN
        ---------------------          --------------------------------
        THOMAS C. CASTANO              SCOTT D. KAPLAN
        SECRETARY                      PRESIDENT

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                              SIGNATURE AND TITLE

/s/*                                    October 6, 2006
---------------------------------------
JAMES J. AVERY JR.
VICE CHAIRMAN AND DIRECTOR

/s/*                                    *By: /s/ THOMAS C. CASTANO
---------------------------------------      ---------------------
SCOTT D. KAPLAN                              THOMAS C. CASTANO
PRESIDENT AND DIRECTOR                       (ATTORNEY-IN-FACT)

/s/*
---------------------------------------
TUCKER I. MARR
VICE PRESIDENT, AND PRINCIPAL FINANCIAL
OFFICER

/s/*
---------------------------------------
BERNARD J. JACOB
DIRECTOR

/s/*
---------------------------------------
HELEN M. GALT
DIRECTOR

/s/*
---------------------------------------
RONALD P. JOELSON
DIRECTOR

/s/*
---------------------------------------
DAVID R. ODENATH, JR.
DIRECTOR

                                 EXHIBIT INDEX

(23) Written Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

(24) (b) Powers of Attorney: Scott D. Kaplan, Tucker I. Marr